Exhibit 99.1

Raytheon Technologies Announces Early Tender Results
for Cash Tender Offers

WALTHAM, Mass., Nov. 15, 2021 – Raytheon Technologies Corporation (NYSE:  RTX) (“Raytheon Technologies”) announced today the early results of its previously announced cash tender offers (the “Offers”) to purchase up to $2.1 billion aggregate purchase price, not including accrued and unpaid interest (the “Offer Cap”) of Raytheon Technologies’ validly tendered (and not validly withdrawn) notes set forth below (the “Notes”). The Offers are made pursuant to an Offer to Purchase for Cash, dated November 1, 2021 (the “Offer to Purchase”), previously forwarded to holders, which sets forth a description of the terms of the Offers.

The following table sets forth the aggregate principal amount and percentage tendered of the Notes that were validly tendered and not validly withdrawn in the Offers as of 5:00 p.m., New York City time, on November 15, 2021 (the “Early Tender Time”). Withdrawal rights for the Offers expired at 5:00 p.m., New York City time, on November 15, 2021 (the “Withdrawal Deadline”), and, accordingly, any Notes that were validly tendered in the Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (Basis Points)	Aggregate Principal Amount Tendered	Percentage Tendered
1	6.125% Notes due 2038	913017BP3	$1,000,000,000	1.750% UST due 8/15/2041	PX1	+75	$424,951,000	42.50%
2	5.700% Notes due 2040	913017BS7	$1,000,000,000	1.750% UST due 8/15/2041	PX1	+80	$447,082,000	44.71%
3	7.500% Notes due 2029(3)	913017BA6	$550,000,000	1.250% UST due 8/15/2031	PX1	+45	$135,767,000	24.68%
4	6.700% Notes due 2028(3)	913017AT6	$400,000,000	1.250% UST due 8/15/2031	PX1	+25	$115,118,000	28.78%
5	6.050% Notes due 2036(3)	913017BK4	$600,000,000	1.250% UST due 8/15/2031	PX1	+110	$189,618,000	31.60%
6	5.400% Notes due 2035	913017BJ7	$600,000,000	1.250% UST due 8/15/2031	PX1	+95	$153,877,000	25.65%
7	7.000% Notes due 2038	75513EBU4	$134,016,000	1.750% UST due 8/15/2041	PX1	+85	$11,500,000	8.58%
8	6.800% Notes due 2036	75513EBT7	$128,716,000	1.250% UST due 8/15/2031	PX1	+115	$16,777,000	13.03%
9	7.100% Notes due 2027	75513EBS9	$128,850,000	1.125% UST due 10/31/2026	PX1	+65	$6,100,000	4.73%
10	4.800% Notes due 2043*	75513ECJ8	$388,192,000	1.750% UST due 8/15/2041	PX1	+95	$115,490,000	29.75%
11	4.500% Notes due 2042	913017BT5	$3,500,000,000	1.750% UST due 8/15/2041	PX1	+85	$1,439,965,000	41.14%
12	4.200% Notes due 2044*	75513ECC3	$262,547,000	1.750% UST due 8/15/2041	PX1	+110	$72,520,000	27.62%
13	4.450% Notes due 2038*	913017CW7	$750,000,000	1.750% UST due 8/15/2041	PX1	+70	$416,976,000	55.60%
14	4.625% Notes due 2048*	913017CX5	$1,750,000,000	2.375% UST due 5/15/2051	PX1	+90	$416,002,000	23.77%

(1)          Raytheon Technologies is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offers for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $2.1 billion using a “waterfall” methodology under which Raytheon Technologies will accept the Notes in order of their respective acceptance priority levels noted in the table above (the “Acceptance Priority Levels”).

(2)          The applicable page on Bloomberg from which the Lead Dealer Managers (as defined below) for the Offers will quote the bid side prices of the applicable Reference Treasury Security at the Price Determination Time (as defined below).  The Total Consideration (as defined below) for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase.  The Early Tender Premium (as defined below) of $50 per $1,000 principal amount is included in the Total Consideration for each series of Notes set out above and does not constitute an additional or increased payment.  Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, the Early Settlement Date or the Final Settlement Date (each, as defined below), as applicable.

(3)          Denotes a series of Notes for which the Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The remaining series of Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

*          Denotes a series of Notes for which the calculation of the applicable Total Consideration will be performed using the present value of such Notes as determined at 11:00 a.m., New York City time, on November 16, 2021, as if the principal amount of Notes had been due on the earliest date on which such series of Notes may be redeemed by Raytheon Technologies for the par value of such series of Notes rather than the maturity date.

As the aggregate purchase price of Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time exceeded the Offer Cap, there will be no Final Settlement Date (as defined in the Offer to Purchase), and no Notes tendered after the Early Tender Time will be accepted for purchase.  Notes tendered and not purchased on November 17, 2021 (the “Early Settlement Date”) will be returned to holders promptly after the Early Settlement Date.  The consideration to be paid for the Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Offers will be determined at 11:00 a.m., New York City time, on November 16, 2021 (the “Price Determination Time”), in the manner described in the Offer to Purchase by reference to a fixed spread for each of the Notes over the applicable yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.”  Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Time and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration,” which includes an early tender premium of $50 per $1,000 principal amount of Notes so tendered and accepted for purchase (the “Early Tender Premium”).  The Early Tender Premium will be included in the Total Consideration for each series of Notes, and will not constitute an additional or increased payment.  In addition, in each case, holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, the Early Settlement Date, payable on the Early Settlement Date.   None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered.  Notes validly tendered (and not validly withdrawn) in the Offer and accepted for purchase will be accepted for purchase by the Company based on the Offer Cap and the Acceptance Priority Levels and may be subject to proration, each as more fully described in the Offer to Purchase.

Raytheon Technologies expects to issue a press release on November 16, 2021 announcing the Total Consideration payable in connection with the Offers and the proration rate, as applicable.

Raytheon Technologies expressly reserves the right, in its sole discretion, subject to applicable law, to: (i) terminate any or all of the Offers and not accept for purchase any of the Notes not theretofore accepted for purchase in the terminated Offer or Offers; (ii) waive any and all of the conditions to the Offers on or prior to the time the Notes are accepted for purchase in any or all of the Offers; (iii) accept for purchase and pay for all Notes validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline in any or all of the Offers; (iv) to keep any or all of the Offers open or extend the Early Tender Time, Withdrawal Deadline or time in which the Offers are scheduled to expire to a later date and time; (v) increase or decrease the Offer Cap or change the Acceptance Priority Levels; or (vi) otherwise amend the terms and conditions of the Offers.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities.  No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.  The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.  BofA Securities, Inc. and Morgan Stanley & Co. LLC are serving as Lead Dealer Managers for the Offers, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are serving as Dealer Managers for the Offers and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are serving as Co-Dealer Managers for the Offers.  Questions regarding the Offers may be directed to BofA Securities at (888) 292-0070 (toll free) or (980) 683-3215 (collect) or to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect).  Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at rtx@dfking.com or the following telephone numbers:  banks and brokers at (212) 269-5550; all others toll free at (888) 280-6942.

About Raytheon Technologies Corporation

Raytheon Technologies is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide.  With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics.  The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws.  From time to time, oral or written forward-looking statements may also be included in other information released to the public.  These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning.  Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the merger between United Technologies Corporation (“UTC”) and Raytheon Company (the “Raytheon Merger”) or the separation of UTC into three independent, publicly traded companies (United Technologies Corporation, Carrier Global Corporation and Otis Worldwide Corporation) (the “Separation Transactions”), including estimated synergies and customer cost savings resulting from the Raytheon Merger and the anticipated benefits and costs of the Separation Transactions and other statements that are not solely historical facts, including the pricing and settlement of the Tender Offers.  All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995.  Important factors that could cause actual results to differ materially from those anticipated or implied in forward-looking statements include the risks identified under the heading “Terms of the Offers — Certain Significant Considerations” contained in the Offer to Purchase.  In addition, RTC’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and RTC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 2021 10-Q”) include important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.  See “Note 17: Commitments and Contingencies” within Item 1 of the Q3 2021 10-Q and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Results of Operations,” “Restructuring Costs” and “Liquidity and Financial Condition,” within Item 2 of the Q3 2021 10-Q.  Additional important information as to these factors is included in the 2020 Annual Report in the sections titled Item 1, “Business” under the headings “General,” “Business Segments” and “Other Matters Relating to Our Business,” Item 1A, “Risk Factors,” Item 3, “Legal Proceedings,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Critical Accounting Estimates,” “Environmental Matters” and “Government Matters.”  The forward-looking statements speak only as of the date of this press release.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.  Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the U.S. Securities and Exchange Commission.
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